UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 11, 2007
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2007, North American Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement with Three Arch Partners IV, L.P. and affiliated funds (“Three Arch Partners”), SF Capital Partners Ltd. (“SF Capital”) and CHL Medical Partners III, L.P. and an affiliated fund (“CHL,” and together with Three Arch Partners and SF Capital, the “Investors”) providing for the private placement (the “Private Placement”) of 63,008,140 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), and warrants to purchase 3,150,407 shares of Common Stock (the “Warrants,” and, together with the Shares, the “Securities”) for a total purchase price of $15.5 million.

The purchase price is equal to $0.246 per Security, of which $0.01 is allocated to the Warrants. The purchase price represents a 40% discount to the volume weighted average price of the Common Stock on the Nasdaq Global Market, as reported by Bloomberg Financial Markets, for the 20 trading day period ending on the trading day immediately preceding the date of the Securities Purchase Agreement. The Warrants have an exercise price of $0.246 per share, subject to certain adjustments. The Warrants may be exercised no earlier than 180 days from the closing date of the transaction and will expire seven years from the date of issuance.

In order to close the Private Placement, the Company must obtain stockholder approval of the Private Placement and the amendment of its Certificate of Incorporation to increase the number of shares of Common Stock it is authorized to issue. The Securities Purchase Agreement requires that the Company file a preliminary proxy statement, information statement or consent statement with the Securities and Exchange Commission (the “Commission”) to solicit stockholder approval by December 19, 2007. The Company expects to close the Private Placement as soon as practicable after it obtains stockholder approval.

The Investors have agreed to purchase the following amounts of Securities in the offering:

Investor	Shares	Warrants (Shares issuable upon exercise)
Three Arch Partners	40,650,420	2,032,521
SF Capital	10,162,600	508,130
CHL	12,195,120	609,756

Three Arch Partners currently owns 5,121,638 shares of Common Stock. If the transaction is consummated, Three Arch Partners’ percentage ownership of the outstanding Common Stock will increase from approximately 17.3% to 49.4% (and 43.9% of the Common Stock on a fully diluted basis).

The net proceeds to the Company of the Private Placement after payment of fees and expenses are expected to be approximately $14,115,000. The terms of the Private Placement were approved by a committee of the Company’s Board of Directors consisting only of disinterested directors. The Company’s directors and executive officers have executed lock-up agreements restricting their ability to sell shares of the Common Stock for 180 days following the closing of the transaction. The Investors will be required to enter into such lock-up agreements prior to the closing of the transaction.

CIBC World Markets Corp. is acting as sole placement agent in connection with the Private Placement. If the Private Placement is consummated as discussed herein, the placement agent will receive aggregate fees of approximately $1,085,000 plus reimbursement for reasonable out-of-pocket fees and expenses.

Holders of the Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares” and collectively, with the Shares, the “Registrable Securities”) are entitled to certain registration rights as set forth in the Securities Purchase Agreement. Under the Securities Purchase Agreement, the Company has agreed to use its reasonable best efforts to prepare and file a registration statement on Form S-3 or other applicable form available to the Company to register the resale of the Registrable Securities. If the Company fails to file a registration statement or such registration statement is not declared effective between the time it files its next Annual Report on Form 10-K and the 180th date after the closing of the Private Placement, or, if additional registration statements are required to be filed to register such shares because of limitations imposed by the staff of the Commission on the number of shares that may be registered on behalf of selling stockholders on Form S-3, within 45 days of filing each such additional registration statement (or 90 days if such filing is reviewed by the Commission), the Company will be liable for certain specified liquidated damages as set forth in the Securities Purchase Agreement. The Company has agreed to maintain the effectiveness of the registration statement until the earliest of (i) the second anniversary of the closing of the Private Placement, (ii) such time as all Registrable Securities have been sold pursuant to the registration statement or (iii) the date on which all of the Registrable Securities may be resold by each of the Investors without registration pursuant to Rule 144(k). The Company will pay all expenses incurred in connection with the registration, other than fees and expenses, if any, of counsel or other advisors to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any, in connection with an underwritten offering of the Registrable Securities.

The Securities Purchase Agreement contains certain customary closing conditions, as well as the requirement that the Company decrease the number of members of the Board of Directors of the Company (the “Board”) from nine members to seven members at or by the time of its next annual meeting of stockholders. Under the Securities Purchase Agreement, Three Arch Partners has the right to name one member to the Board so long as Three Arch Partners beneficially owns greater than 5,000,000 shares of Common Stock (including shares of Common Stock issuable upon exercise of the Warrants, and as appropriately adjusted for stock splits, stock dividends and recapitalizations). Two of the current members of the Board, Dr. Wilfred E. Jaeger and Roderick A. Young, have been designated by Three Arch Partners. Under the Securities Purchase Agreement, the Company has agreed to add two new independent members to the Board at or before the Company’s next annual meeting.

In connection with the issuance of the Warrants and upon closing of the transaction, the Company will enter into Warrant Agreements with its transfer agent relating to the Warrants. The Warrant Agreement relating to the Warrants to be issued to SF Capital will contain a non-waivable provision that provides that the number of shares issuable upon exercise of the Warrants will be limited to the extent necessary to assure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such holder and its affiliates does not exceed 14.9% of the total number of issued and outstanding shares of Common Stock of the Company (including for such purpose the shares of Common Stock issuable upon such exercise of Warrants). The Warrant Agreement relating to the Warrants to be issued to the other Investors will not contain this provision.

The sale of the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section. Each Investor has represented that it is an accredited investor, as such term is defined in Regulation D under the Securities Act, and that it was acquiring the Shares and Warrants for its own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the Shares and Warrants.

The foregoing is a summary of the terms of the Private Placement and is qualified in its entirety by reference to the Securities Purchase Agreement and the form of Warrant Agreement filed as exhibits hereto. The Securities Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The Securities Purchase Agreement contains representations and warranties that the parties to the Securities Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules delivered by the Company to the Investors in connection with the execution of the Securities Purchase Agreement. No reliance should be placed on such representations and warranties as characterizations of the actual state of facts or circumstances since they were made only as of the date of the Securities Purchase Agreement and are modified in important part by the disclosure schedules. Information concerning the subject matter of such representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Securities Purchase Agreement and the form of Warrant Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

A press release announcing the Private Placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, John A. Friede resigned from the Board of Directors of the Company effective immediately. Mr. Friede had been a director of the Company since 2004.

Item 8.01	Other Events.

On December 13, 2007, the Company issued a press release announcing that it received a letter from The Nasdaq Stock Market (“Nasdaq”) dated December 11, 2007 providing formal notice that the Nasdaq Listing Qualifications Panel (the “Panel”) had granted the Company’s request for a transfer from the Nasdaq Global Market to the Nasdaq Capital Market, and continued listing on the Nasdaq Capital Market, subject to the following exceptions:

▪
On or before January 17, 2008, the Company shall inform the Panel that it has received funds sufficient to put it in compliance with the Capital Market shareholders’ equity requirement of $2.5 million. Within four business days of the receipt of the funds, the Company shall make a public disclosure of receipt of the funds and file a Form 8-K with pro forma financial information indicating that it plans to report shareholders’ equity of $2.5 million or greater for the fiscal year ended October 31, 2007.

▪	On or before January 31, 2008, the Company shall file its Form 10-K for the fiscal year ended October 31, 2007 which shall demonstrate shareholder’s equity of $2.5 million or greater.

The Company’s listing on the Nasdaq Capital Market is contingent upon the successful completion of an application and review process. That process will require the Company to file an application for listing on the Nasdaq Capital Market and pay any applicable fees by no later than December 18, 2007. In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq Capital Market and gain approval of its listing application. In the event the Company is unable to do so, its securities may be delisted from Nasdaq.

A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 12, 2007 between the Company and the Investors.

10.2	Form of Warrant Agreement between the Company and the Investors.

99.1	Press release of the Company dated December 13, 2007.

99.2	Press release of the Company dated December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: December 13, 2007	By:	/s/ John B. Rush
	Name:	John B. Rush
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 12, 2007 between the Company and the Investors.

10.2	Form of Warrant Agreement between the Company and the Investors.

99.1	Press release of the Company dated December 13, 2007.

99.2	Press release of the Company dated December 13, 2007.